UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2009

BRIDGE BANCORP, INC.
(Exact name of the registrant as specified in its charter)

New York	000-18546	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 7.01 —Regulation FD Disclosure

On January 8, 2009 Bridge Bancorp, Inc. (the “Company”) issued a press release announcing that it has received preliminary approval from the U.S. Treasury Department to participate in its Capital Purchase Program (CPP).  Under the CPP, the Company would issue to the U.S. Treasury approximately $15 million in senior preferred shares along with warrants to purchase approximately 115,000 shares of its common stock.  The Company also indicated that the decision whether to actually participate in the CPP and issue the preferred stock and warrants is still under evaluation by the Company.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.                                Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)                 Exhibits.

Exhibit No.                                           Description

99.1                                Press Release Dated January 8, 2009

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

By: /s/ Kevin M. O'Connor
       Kevin M. O’Connor
       President and Chief Executive Officer

Dated:  January 8, 2009